                                                           Exhibits 5.1 and 23.1


[First Maryland Bancorp letterhead]



                                               June 4, 1997

First Maryland Bancorp
25 South Charles Street
Baltimore, Maryland 21201

     Re:  Subordinated Debt Securities
          ----------------------------

Ladies and Gentlemen:

     I am a Senior Vice President and the General Counsel of First Maryland Bancorp (the "Company"), and in such capacity have represented the Company in connection with the registration under the Securities Act of 1933, as amended, and Rule 415 thereunder, on a Registration Statement on Form S-3 (the "Registration Statement") of $350,000,0000 aggregate principal amount of the Company's Subordinated Debt Securities (the "Securities"). The Securities will be issued under an Indenture, dated as of May 15, 1992 (the "Indenture"), between the Company and Bankers Trust Company, as Trustee. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

     In connection with the opinions contained herein, I have examined the charter and bylaws of the Company, the corporate action taken by the Company relating to the Securities and their issuance under the Indenture, and such other documents as I have deemed appropriate as a basis for the opinions hereinafter expressed.

     Based upon the foregoing I am of the opinion that the Securities to be issued by the Company from time to time have been duly and validly authorized and, upon the final action of the pricing committee appointed by the Board of Directors and proper execution, authentication and delivery thereof in accordance with the Indenture against payment therefor, will be legally issued and will constitute binding obligations of the Company entitled to the benefits of the Indenture.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me and this opinion in the Registration Statement and the related prospectus and any prospectus supplement.

                                            Very truly yours,


                                            /s/ Gregory K. Thoreson
                                            Gregory K. Thoreson
                                            Senior Vice President
                                            and General Counsel